Exhibit G
                  CENTRAL AND SOUTH WEST CORPORATION
                            CAPITALIZATION
                         As of June 30, 1999
                             (UNAUDITED)

                                                              (millions)

Common stock                                                   $ 1,795
Preferred stock                                                    176
Retained Earnings                                                1,785
                                                              ---------
  Total equity                                                   3,756    37.59%
                                                              ---------

Subsidiary obligated, mandatorily redeemable,
      Trust preferred securities                                   335     3.35%
                                                              ---------

Long-term debt                                                   3,802
Long-term debt and preferred stock due within twelve months        165
Short-term debt                                                  1,088
Short-term debt - CSW Credit, Inc.                                 818
Loan Notes                                                          29
                                                              ---------
    Total debt                                                   5,902    59.06%

          Total capitalization                                 $ 9,993
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